UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

On September 12, 2018, RespireRx Pharmaceuticals Inc. (the “Company”) entered into Common Stock and Warrant Purchase Agreements (the “Purchase Agreements”) with accredited investors (each a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Company offered units in a private placement (the “Offering”) consisting of (i) one share of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), and (ii) one Warrant to purchase an additional share of Common Stock (each a “Warrant” and collectively, the “Warrants”), and pursuant to which the Company sold such units for aggregate cash consideration of $250,750, which amount includes the conversion of a certain promissory note previously issued by the Company as described below. This was the initial closing of the Offering and additional subsequent closings at the same Unit Purchase Price (as defined below) may take place with other purchasers until a maximum of $1.5 million of units have been sold. Closings may take place until October 15, 2018.

The price per unit in the initial closing of the Offering was $1.05 (the “Unit Purchase Price”). The Warrants are exercisable until 5:00 p.m. on April 30, 2023 and may be exercised at 150% of the Unit Purchase Price. The Warrants have a cashless exercise provision and certain “blocker” provisions limiting the percentage of shares of Common Stock of the Company that the purchaser can hold upon exercise. The Warrants are also subject to a call by the Company at $0.001 per share upon ten (10) days written notice if the Company’s Common Stock closes at $3.00 or more for any five consecutive trading days. In total, 238,814 shares of Common Stock were purchased, together with Warrants to purchase an additional 238,814 shares of Common Stock.

Prior to the initial closing of the Offering, the Company issued to Arnold S. Lippa, Ph.D, and James S. Manuso, Ph.D., the Company’s Executive Chairman and Chief Scientific Officer and Vice Chairman and Chief Executive Officer, respectively, $100,000 aggregate principal amount ($50,000 each) of demand promissory notes bearing interest at 10% (the “Demand Promissory Notes”). The Demand Promissory Note issued to Dr. Lippa, exclusive of any interest accrued, was exchanged or converted into the Offering simultaneously with its initial closing. The principal amount of, but not the interest on, the Demand Promissory Note was taken into consideration when determining if the Company had achieved the minimum amount necessary to effect the initial closing of the Offering. The Demand Promissory Note issued to Dr. Manuso was not exchanged or converted in connection with the initial closing of the Offering, but the Company anticipates that it will be exchanged or converted in connection with a future closing.

In addition, as set forth in the Purchase Agreements, each Purchaser has an unlimited number of exchange rights, which are options and not obligations, to exchange such Purchaser’s entire investment (but not less than the entire investment) into one or more subsequent equity financings (consisting solely of convertible preferred stock or common stock or units containing preferred stock or common stock and warrants exercisable only into preferred stock or common stock) that would be considered as “permanent equity” under United States Generally Accepted Accounting Principles and the rules and regulations of the United States Securities and Exchange Commission, and therefore classified within stockholders’ equity, and excluding any form of debt or convertible debt or preferred stock redeemable at the discretion of the holder (each such financing a “Subsequent Equity Financing”). These exchange rights are effective until the earlier of: (i) the completion of any number of Subsequent Equity Financings that aggregate at least $15 million of gross proceeds, or (ii) December 30, 2018. For clarity, a Purchaser’s entire investment is the entire amount invested (“Investment Amount”) (for purposes of the multiple described below) and all of the Common Stock and Warrants purchased (for purposes of the exchange) pursuant to the Purchase Agreement of such Purchaser, however, if the Warrants have been exercised in part or in whole on a cashless basis, then the Investment Amount (for purposes of the multiple described below) will be the Investment Amount (for purposes of the multiple described below) and all of the Common Stock initially purchased pursuant to the Purchase Agreement of such Purchaser plus any shares of Common Stock issued pursuant to a cashless exercise and any Warrants remaining after such cashless exercise (for purposes of the exchange), or, if the Warrants have been exercised for cash, then the entire investment will be the Investment Amount plus the amount of cash paid upon cash exercise (for purposes of the multiple described below) and all of the Common Stock initially purchased pursuant to the Purchase Agreement of such Purchaser plus any shares of Common Stock issued pursuant to the cash exercise and any Warrants remaining after such cash exercise (for purposes of the exchange).

At the time of a Subsequent Equity Financing, each Purchaser has an exchange right to either: (a) retain the securities purchased or subsequently acquired in a Subsequent Equity Financing into which they had previously exchanged, or (b) exchange all the securities purchased or acquired in a Subsequent Equity Financing into which such Purchaser had previously exchanged, into securities issued in the next Subsequent Equity Financing (assuming the next Subsequent Equity Financing is one for which an exchange right is available).

The dollar amount (calculated as a ratio) used to determine the measurement amount for the exchange into a Subsequent Equity Financing is 1.2 times the entire Investment Amount described above. Under certain circumstances, as described in Section 2(h) of the Purchase Agreements, the multiple will be 1.4 times the entire Investment Amount described above.

There is a floor price of $1.00 per common share equivalent in any exchange transaction.

In the case of an Acquisition (as defined in the Purchase Agreements) in which the Company is not the surviving entity, the holder of each Warrant would receive from any surviving entity or successor to the Company, in exchange for such Warrant, a new warrant from the surviving entity or successor to the Company, substantially in the form of the existing Warrant and with an exercise price adjusted to reflect the nearest equivalent exercise price of common stock (or other applicable equity interest) of the surviving entity that would reflect the economic value of the Warrant, but in the surviving entity.

Unlimited piggy-back registration rights have been granted with respect to the Common Stock, and the Common Stock underlying the Warrants, unless such Common Stock is eligible to be sold without volume limits under an exemption from registration under any rule or regulation of the SEC that permits the holder to sell securities of the Company to the public without registration and without volume limits (assuming the holder is not an affiliate).

The shares of Common Stock and Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. None of the shares of Common Stock issued as part of the units, the Warrants, the Common Stock issuable upon exercise of the Warrants or any warrants issued to a qualified referral source have been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

This description of the Purchase Agreements, including the form of Warrant, does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement (including (i) the schedules thereto, and (ii) the Form of Warrant attached as Exhibit A thereto), which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. Each Purchaser of shares of Common Stock and Warrants sold in the Offering made representations to the Company that such Purchaser met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The offer and sale of the shares of Common Stock and Warrants in the Offering were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The Offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the Offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. These might include statements regarding the Company’s future plans, targets, estimates, assumptions, financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about research and development efforts, including, but not limited to, preclinical and clinical research design, execution, timing, costs and results, future product demand, supply, manufacturing, costs, marketing and pricing factors.

In some cases, forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “plans,” “contemplates,” “targets,” “continues,” budgets,” “may,” and similar expressions and such statements may include, but are not limited to, statements regarding (i) future research plans, expenditures and results, (ii) potential collaborative arrangements, (iii) the potential utility of the Company’s proposed products, (iv) reorganization plans, (v) the clinical development, regulatory review and commercialization process, and (vi) the need for, and availability of, additional financing.

The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on assumptions regarding the Company’s business and technology, which involve judgments with respect to, among other things, future scientific, economic, regulatory and competitive conditions, collaborations with third parties, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, actual results may differ materially from those set forth in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved.

Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies or changes thereto, available cash, research and development results, competition from other similar businesses, interest of third parties in collaborations with us, and market and general economic factors. This discussion should be read in conjunction with the condensed consolidated financial statements (unaudited) and notes thereto included in Item 1 of the Company’s Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the section entitled “Item 1A. Risk Factors.” The Company does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Purchase Agreement (including the Form of Warrant)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2018	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer